EXHIBIT 62
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                                  Letterhead of
                                     E.ON AG
                                  E.ON Platz 1
                               D-40479 Duesseldorf





                                POWER OF ATTORNEY

We, E.ON AG, E.ON Platz 1, D-40474 Duesseldorf, Germany, represented by Dr. Hans Michael Gaul and Dr. Rolf Pohlig, hereby appoint each of Dr. Rolf Pohlig, Ulrich Hueppe, Dr. Frank Fischer, Judith Witte, Joseph Supp and A. Paul Brandimarte, each acting alone with power to execute and deliver on our behalf the Amendment No. 4 to Schedule 13D required to be filed with the U.S. Securities and Exchange Commission.

Duesseldorf,  17 September, 2001
E.ON AG



By:             /s/ Dr. Hans Michael Gaul
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         Name:   Dr. Hans Michael Gaul
         Title:  Member of the Managing Board



By:             /s/ Dr. Rolf Pohlig
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         Name:   Dr. Rolf Pohlig
         Title:  Executive Vice President